Constellation Brands, Inc.
                           300 WillowBrook Office Park
                                Fairport NY 14450



6 February 2003


The Directors
BRL Hardy Limited
Reynell Road
Reynella
South Australia 5161


                         STRICTLY PRIVATE & CONFIDENTIAL


Gentlemen

We refer to the implementation deed dated 17 January 2003 between BRL Hardy Limited ("BRL Hardy") and Constellation Brands, Inc. ("Constellation") (the "Implementation Deed").

1.        Each of BRL Hardy and Constellation agrees that:

          (a) the scheme of arrangement to be proposed by BRL Hardy under clause 5.1 of the Implementation Deed will be in the form set out in annexure 1 to this letter and not in the form set out in schedule 3 to the Implementation Deed;

          (b) the scheme of arrangement to be proposed by BRL Hardy under clause 6.1 of the Implementation Deed will be in the form set out in annexure 2 to this letter and not in the form set out in schedule 4 to the Implementation Deed; and

          (c) the deed poll to be executed by Constellation under clause 8.2(i) of the Implementation Deed will be in the form set out in annexure 3 to this letter and not in the form set out in schedule 5 to the Implementation Deed;

          (d) the election form referred to in clause 5.3 of the Implementation Deed shall be in the form set out in annexure 4 to this letter, subject to completion of facsimile numbers by BRL Hardy.

2. This letter may be executed in one or more counterparts, all of which taken together shall constitute one and the same agreement. Either party may enter into the agreement set forth in this letter by signing any such counterpart.

3. This letter shall be governed by the laws of the State of South Australia, without regard to conflicts of laws principles. The parties consent to the jurisdiction and venue of the South Australian Supreme Court for any action arising under or in connection with this letter.

Please confirm that this letter is in accordance with BRL Hardy's understanding of our agreement by signing this letter as indicated below.

Very truly yours

CONSTELLATION BRANDS, INC.



By:  /s/ Richard Sands

Name:  Richard Sands





Accepted and agreed to as of the date first set forth above

BRL HARDY LIMITED.



By:   /s/

Name:  Name not available when filed

Annexure 1

                                                                     CLAYTON UTZ


--------------------------------------------------------------------------------









BRL Hardy Limited (ACN 008 273 907)
BRL Hardy

The holders of ordinary shares in the capital of BRL Hardy
Shareholders







Scheme of Arrangement



                                  CLAYTON UTZ
                                     Lawyers
          Levels 22-35 No. 1 O'Connell Street Sydney NSW 2000 Australia
                   PO Box H3 Australia Square Sydney NSW 1215
                               www.claytonutz.com
                    Tel + 61 2 9353 4000 Fax + 61 2 8220 6700
               Our ref - 126/618/21723614 Contact - Jonathan Swain

            Sydney o Melbourne o Brisbane o Perth o Canberra o Darwin

         Liability limited by the Solicitors Scheme, approved under the
                     Professional Standards Act 1994 (NSW)

Scheme of Arrangement


1.          Definitions and interpretations...................................1

            1.1         Definitions...........................................1
            1.2         Interpretation........................................4

2.          Conditions Precedent..............................................4

            2.1         Conditions Precedent..................................4
            2.2         Certificate...........................................4
            2.3         Termination of Implementation Deed....................5

3.          Lodgement.........................................................5


4.          Implementation....................................................5

            4.1         Transfer of Scheme Shares.............................5
            4.2         Payment of Scheme Consideration.......................5

5.          Scheme Consideration..............................................6

            5.1         Forms of Scheme Consideration.........................6
            5.2         Calculation of Scrip Consideration....................6
            5.3         Form of Scheme Consideration..........................6
            5.4         Allocation of Scrip Consideration.....................7
            5.5         Constellation CDIs....................................7
            5.6         Foreign Scheme Shareholders...........................8
            5.7         Fractional entitlements...............................8
            5.8         Currency of Cash Consideration........................8
            5.9         Joint holders.........................................8

6.          Issue and trading.................................................9

            6.1         Issue.................................................9
            6.2         Trading..............................................10

7.          Dealings in Shares...............................................10

            7.1         Dealings on or prior to Record Date..................10
            7.2         Dealings after Record Date...........................10
            7.3         Provision of Information.............................10

8.          General Scheme Provisions........................................11

Parties BRL Hardy Limited, ACN 008 273 907 of Reynell Road, Reynella, 5161, Australia ("BRL Hardy")

                        The holders of ordinary shares in the capital of BRL Hardy, other than persons holding ordinary shares on behalf of or for the benefit of Constellation or its Subsidiaries ("Shareholders").

Recitals

A.          BRL Hardy is a public company incorporated in the State of South
            Australia.

B. BRL Hardy and Constellation Brands, Inc. ("Constellation") have entered into the Implementation Deed pursuant to which BRL Hardy has agreed to propose this Scheme to the Shareholders and each of BRL Hardy and Constellation have agreed to execute all documents and do all things necessary or desirable to be executed or done by BRL Hardy or Constellation, and Constellation has agreed to procure that Constellation Australia Pty Limited, ACN 103 362 232 ("Constellation Australia") execute all documents and do all things necessary or desirable to be executed or done by Constellation Australia, to give effect to this Scheme.

C. If this Scheme becomes Effective then all of the Scheme Shares will be transferred to Constellation Australia and Constellation Australia will pay the Share Scheme Consideration to the Scheme Shareholders.

D. Constellation has entered into the Deed Poll for the purpose of covenanting in favour of the Scheme Shareholders to perform its obligations under this Scheme and the Implementation Deed and to procure that Constellation Australia perform the obligations of Constellation Australia under this Scheme.

--------------------------------------------------------------------------------
1.          Definitions and interpretations

1.1         Definitions

            In this Scheme, unless the context otherwise requires:

            "ASIC" means the Australian Securities and Investments Commission.

            "ASX" means Australian Stock Exchange Limited.

            "Australia" means Australia and all of its external territories.

            "Australian Listing Condition" means the Condition Precedent in clause 4.1(f)(ii) of the Implementation Deed.

            "Business Day" has the meaning given in the Listing Rules.

            "Cash Consideration" has the meaning given in clause 5.1.

            "CDIs" has the meaning given in the Listing Rules.

            "CHESS" means the Clearing House Electronic Sub-register System for the transfer and registration of securities as operated by the Securities Clearing House authorised to do so by the Corporations Act.

            "Conditions Precedent" means the conditions precedent set out in clause 2.1.

            "Corporations Act" means the Corporations Act 2001 (Commonwealth).

            "Court" means the Supreme Court of South Australia.

            "Court Hearing Time" means the commencement of the hearing by the Court of the application for approval of the Scheme pursuant to section 411(4)(b) of the Corporations Act or, if the application is adjourned for any reason, means the commencement of the hearing of the adjourned application.

            "Constellation CDIs" means CDIs representing Constellation Shares.

            "Constellation Shares" means shares of Class A common stock, par value US$0.01 per share, of Constellation.

            "Constellation Share Price" means the volume weighted average share price of Constellation Shares in US$ traded on the New York Stock Exchange during the Price Setting Period.

            "Deed Poll" means the deed poll dated [XXX] executed by Constellation in which, among other things, Constellation has covenanted in favour of the Scheme Shareholders to perform its obligations under the Scheme and to procure that Constellation Australia performs the obligations of Constellation Australia under the Scheme including the obligation to pay and issue the Scheme Consideration.

            "Depositary" means CHESS Depositary Nominees Pty Limited, a subsidiary of ASX, or such other depositary as the parties may agree in writing.

            "Election" means a valid election made by a Scheme Shareholder as to the form of Scheme Consideration which that Scheme Shareholder wishes to receive in accordance with the form of election included with the Scheme Booklet.

            "Eligible Scheme Shareholder" means a Scheme Shareholder other than a Foreign Scheme Shareholder or a US Scheme Shareholder.

            "Effective Date" means the date on which an office copy of the Scheme Order is lodged with ASIC pursuant to section 411(10) of the Corporations Act or, if an earlier date is specified in the Scheme Order for the coming into effect of the Scheme, that earlier date.

            "Excluded Holder" means a person registered as the holder of Excluded Shares.

            "Excluded Shares" means any Shares held by any person on behalf of or for the benefit of Constellation or its Subsidiaries.

            "Explanatory Statement" means the explanatory statement of BRL Hardy in relation to the Scheme issued pursuant to section 412 of the Corporations Act which has been registered with ASIC.

            "Foreign Scheme Shareholder" means a Scheme Shareholder whose address in the Register as at the Record Date is a place outside Australia, New Zealand, Hong Kong, Singapore, the United Kingdom or the United States.

            "Implementation Deed" means the Implementation Deed dated 17 January 2003 between Constellation and BRL Hardy.

            "Implementation Date" means the date which is 3 Business Days after the Record Date.

            "Listing Rules" means the official listing rules of ASX.

            "New Constellation Shares" means the Constellation Shares to be issued to Scheme

            Shareholders and to the Depositary under clause 5.5 as the Scrip Consideration.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

            "Price Setting Period" means the last 10 full trading days of Constellation Shares on the New York Stock Exchange prior to the time which is 24 hours before the Court Hearing Time.

            "Record Date" means the date which is 5 Business Days after the Effective Date.

            "Register" means the register of members of BRL Hardy maintained in accordance with the Corporations Act.

            "Scheme" means this scheme of arrangement subject to any alterations or conditions made or required by the Court pursuant to section 411(6) of the Corporations Act.

            "Scheme Booklet" means the information to be dispatched to the Shareholders including the Explanatory Statement, a report by the Independent Expert, a copy of the Scheme, the Deed Poll and the Implementation Deed and notices convening the Scheme Meeting (together with proxy forms) in such form as the parties may agree in writing.

            "Scheme Consideration" means the consideration to be paid to Scheme Shareholders for the transfer to Constellation Australia of each Scheme Share, ascertained in accordance with clause 5.

            "Scheme Meeting" means the meeting of Shareholders to be convened by the Court pursuant to section 411(1) of the Corporations Act in respect of the Scheme.

            "Scheme Order" means the orders of the Court approving the Scheme pursuant to section 411(4) of the Corporations Act.

            "Scheme Shareholder" means each person who is registered in the Register as the holder of Scheme Shares at 10.00 pm on the Record Date.

            "Scheme Shares" means the Shares on issue as at the Effective Date other than the Excluded Shares.

            "Scrip Consideration" has the meaning given in clause 5.1.

            "Scrip Consideration Cap" means 15,000,000 New Constellation Shares.

            "Scrip Election" has the meaning given in clause 5.5(a).

            "Shares" means fully paid ordinary shares in the capital of BRL
            Hardy.

            "United States" means the United States of America.

            "US Scheme Shareholder" means a Scheme Shareholder whose address on the Register as at the Record Date is within the United States.

            "US Listing Conditions" means the Conditions Precedent in clauses 4.1(e) and 4.1(f)(ii) of the Implementation Deed.

1.2         Interpretation

            In this Scheme:

            (a) headings are for convenience only and do not affect interpretation;

            and unless the context indicates a contrary intention:

            (b) a reference to any document (including this Scheme) is to that document as amended, varied, novated, ratified or replaced from time to time;

            (c) a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it or any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued or promulgated under it;

            (d) words importing the singular include the plural (and vice versa), and words indicating a gender include every other gender;

            (e) references to parties, clauses, schedules, exhibits or annexures are references to parties, clauses, schedules, exhibits and annexures to or of this Scheme, and a reference to this Scheme includes any schedule, exhibit or annexure to this Scheme;

            (f) where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

            (g)   the word "includes" in any form is not a word of limitation;

            (h) a reference to "$" or "dollar" is to Australian currency unless it is preceded by "US", in which case such reference is to United States currency; and

            (i)   references to a particular time are to South Australian time.

--------------------------------------------------------------------------------
2.          Conditions Precedent


2.1         Conditions Precedent

            The Scheme is conditional on each of the following conditions precedent:

            (a) as at the Court Hearing Time all of the conditions precedent set out in clause 4.1 of the Implementation Deed have been satisfied or waived in accordance with the terms of the Implementation Deed;

            (b) as at the Court Hearing Time, the Implementation Deed has not been terminated;

            (c) the Scheme has been approved in accordance with section 411(4) of the Corporations Act at the Scheme Meeting; and

            (d) the Court has approved the Scheme pursuant to section 411(4) of the Corporations Act with or without modification,

            and the provisions of clauses 3, 4, 5 and 6 will be of no effect unless and until the Conditions Precedent are satisfied.

2.2         Certificate

            At the hearing by the Court of the application for the Scheme Order, Constellation and BRL Hardy will each provide to the Court a certificate confirming whether or not all of the conditions precedent in the Implementation Deed have been satisfied or waived or have ceased to have effect in accordance with the Implementation Deed.

2.3         Termination of Implementation Deed

            In the event that the Implementation Deed is terminated, each of BRL Hardy, Constellation and Constellation Australia are released from:

            (a)   any further obligation to take steps to implement the Scheme;
                  and

            (b)   any liability with respect to the Scheme.
--------------------------------------------------------------------------------
3.          Lodgement

            BRL Hardy must lodge with ASIC the Scheme Order by 5.00 pm on the Business Day following the date on which the Court approves the Scheme.
--------------------------------------------------------------------------------
4.          Implementation

4.1         Transfer of Scheme Shares

            On the Implementation Date, all of the Scheme Shares will be transferred to Constellation Australia without the need for any further act by any Scheme Shareholder by BRL procuring the delivery of a transfer or transfers in respect of all of the Scheme Shares to the ASX Settlement and Transfer Corporation Pty Limited by a broker nominated in writing by Constellation Australia to effect a valid transfer of the Scheme Shares to Constellation Australia under section 1074D of the Corporations Act, or, if such procedure is not available for any reason, by:

            (a) BRL Hardy delivering to Constellation Australia a duly completed and executed share transfer form or forms to transfer all of the Scheme Shares to Constellation Australia;

            (b) Constellation Australia executing and delivering the share transfer form or forms to BRL Hardy; and

            (c) BRL Hardy entering the name of Constellation Australia in the Register as the holder of all of the Scheme Shares.

4.2         Payment of Scheme Consideration

            Subject to clause 5.1(b), in consideration for the transfer to Constellation Australia of each Scheme Share on the Implementation Date, Constellation Australia will, within 5 Business Days after the Implementation Date:

            (a) pay to each Scheme Shareholder such amount of cash as is due to that Scheme Shareholder under clause 5 as Cash Consideration;

            (b) cause to be issued to each US Scheme Shareholder such number of New Constellation Shares as are due to that US Scheme Shareholder under clause 5 as Scrip Consideration; and

            (c) cause to be issued in accordance with clause 5.5 such number of New Constellation Shares as are due to the Eligible Scheme Shareholders under clause 5 as Scrip Consideration; and

            (d) cause to be issued in accordance with clause 5.6 such number of New Constellation Shares as are due to the Foreign Scheme Shareholders under clause 5 as Scrip Consideration.

--------------------------------------------------------------------------------
5.          Scheme Consideration

5.1         Forms of Scheme Consideration

            (a) Subject to clause 5.1(b), the Scheme Consideration in respect of each Scheme Share is either:

                  (i)   a cash amount of A$10.50 (the "Cash Consideration"); or

                  (ii) the number of New Constellation Shares calculated in accordance with clause 5.2 (the "Scrip Consideration").

                  Each Scheme Shareholder is entitled to receive either Cash Consideration or Scrip Consideration in respect of each Scheme Share held by that Scheme Shareholder. The allocation of each Scheme Shareholder's entitlement to Scheme Consideration as between Cash Consideration and Scrip Consideration will be determined in accordance with clause 5.3.

            (b) If the US Listing Conditions are not satisfied by the date which is 5 Business Days before the Scheme Meeting or the Australian Listing Condition is not satisfied by 8.00 am on the Second Court Date then, in accordance with the terms of the Share Scheme, all Scheme Shareholders will receive Cash Consideration whether or not they have elected to receive Scrip Consideration.

5.2         Calculation of Scrip Consideration

            Subject to clause 5.5 the Scrip Consideration is the number of New Constellation Shares for each Scheme Share given by the following formula:

                C x 10.50
            N = ----------      where:
                    P

            N is the number of New Constellation Shares to be issued as consideration for each Scheme Share;

            P     is the Constellation Share Price in US$ provided that:

                  (a) if the Constellation Share Price is below US$22.50, P is 22.50; and

                  (b) if the Constellation Share Price is above US$27.50, P is 27.50;

            C is the average of the closing US$/A$ exchange rate (in units of US$ per A$1.00) as quoted by Bloomberg (based on the New York market close at 5.30 pm (New York time)) for each day in the Price Setting Period.

5.3         Form of Scheme Consideration

            Subject to clause 5.1(b) the, form of Scheme Consideration to be paid to Scheme Shareholders will be determined in accordance with the following provisions of this clause 5.3:

            (a) each Scheme Shareholder who does not make an Election will receive Cash Consideration in respect of all of that Scheme Shareholder's Scheme Shares;

            (b) each Scheme Shareholder who makes an Election to receive all or part of the Scheme Consideration in the form of Cash Consideration will receive that part of the Scheme Consideration in the form of Cash Consideration;

            (c) subject to clause 5.6, each Scheme Shareholder who makes an Election to receive all or part of the Scheme Consideration in the form of Scrip Consideration will receive:

                  (i) such part of the Scheme Consideration to which that Scheme Shareholder is entitled as is ascertained in accordance with clause 5.4 in the form of Scrip Consideration; and

                  (ii) the balance of the Scheme Consideration to which that Scheme Shareholder is entitled in the form of Cash Consideration.

5.4         Allocation of Scrip Consideration

            (a) If the aggregate number of New Constellation Shares which would be issued by Constellation pursuant to Elections to receive Scheme Consideration in the form of Scrip Consideration (a "Scrip Election") if all Scrip Elections were satisfied in full is less than or equal to the Scrip Consideration Cap then each Scheme Shareholder who has made a Scrip Election in respect of some or all of that Scheme Shareholder's Scheme Shares will receive Scrip Consideration in respect of all of the Scheme Shares in respect of which the Scrip Election is made.

            (b) If the aggregate number of New Constellation Shares which would be issued by Constellation pursuant to Scrip Elections if all Scrip Elections were satisfied in full exceeds the Scrip Consideration Cap then each Scheme Shareholder who has made a Scrip Election will receive Scrip Consideration in respect of such number of the Scheme Shares in respect of which the Scrip Election is made as is given by the following formula

                      C x E
                  S = ------
                         A

                  where:

                  S is the number of Scheme Shares in respect of which Scrip Consideration will be received by the Scheme Shareholder.

                  C is the number of New Constellation Shares comprising the Scrip Consideration Cap.

                  E is the number of Scheme Shares in respect of which a Scrip Election was made by the Scheme Shareholder.

                  A is the aggregate number of New Constellation Shares which would be issued by Constellation to Scheme Shareholders if all Scrip Elections were satisfied in full.

5.5         Constellation CDIs

            Where an Eligible Scheme Shareholder is entitled to Scrip Consideration in accordance with clause 5.3:

            (a) the number of New Constellation Shares which would otherwise be required to be issued to the Eligible Scheme Shareholder will not be issued to the Eligible Scheme Shareholder and will instead be issued to the Depositary to hold on trust for the Eligible Scheme Shareholder; and

            (b) Constellation Australia will cause to be issued to the Eligible Scheme Shareholder

                  10 Constellation CDIs for each New Constellation Share to which the Eligible Scheme Shareholder would be entitled under clause 5.2.

5.6         Foreign Scheme Shareholders

            If a Foreign Scheme Shareholder makes an Election to receive all or part of the Scheme Consideration in the form of Scrip Consideration then:

            (a) the New Constellation Shares which would otherwise be required to be issued to the Foreign Scheme Shareholder will not be issued to the Foreign Scheme Shareholder and will instead be issued to a nominee appointed by Constellation;

            (b) Constellation will cause the nominee to offer for sale on the open market within 5 Business Days after the Implementation Date all of the New Constellation Shares issued to the nominee under this clause 5.6 in such manner, at such price and on such other terms as the nominee shall determine and to remit to Constellation the proceeds of sale (after deducting brokerage, taxes and other costs of sale) (the "Proceeds") ; and

            (c) Constellation will pay to each Foreign Shareholder such fraction of the Proceeds as is equal to the number of New Constellation Shares which would have been issued to the Foreign Shareholder but for the application of this clause 5.6 divided by the total number of New Constellation Shares issued to the nominee under this clause 5.6.

5.7         Fractional entitlements

            If a fractional entitlement to a New Constellation Share arises from the calculation of the Scheme Consideration in respect of a Scheme Shareholder, then any such fractional entitlement to a New Constellation Share shall be rounded down to the nearest whole number of New Constellation Shares, as the case may be, and all fractional entitlements will be paid in the form of Cash Consideration. Any Cash Consideration payable under this clause 5.7 will be calculated by multiplying the fractional entitlement to a New Constellation Share by the Constellation Share Price converted into Australian dollars using the exchange rate referred to in clause 5.2.

5.8         Currency of Cash Consideration

            All Cash Consideration payable to Scheme Shareholders other than any payments made pursuant to clause 5.6 must be paid by cheque drawn in Australian dollars.

5.9         Joint holders

            In the case of Scheme Shares held in joint names:

            (a) any cheque required to be paid to Scheme Shareholders shall be payable to the joint holders and be forwarded to the holder whose name appears first in the Register on the Record Date; and

            (b) any stock certificates and uncertificated holding statements for Constellation Shares or Constellation CDIs to be issued to Scheme Shareholders shall be issued in the names of the joint holders and forwarded to the holder whose name appears first in the Register as at the Record Date.

--------------------------------------------------------------------------------
6.          Issue and trading

6.1         Issue

            (a) The New Constellation Shares will be duly and validly issued in accordance with the Delaware General Corporation Law and Constellation's Restated Certificate of Incorporation and By-Laws, will be fully paid and non-assessable and will rank pari passu in all respects with all other Constellation Shares then issued and outstanding.

            (b) The obligation of Constellation Australia to cause to be issued New Constellation Shares to US Scheme Shareholders shall be satisfied by Constellation Australia:

                  (i) on the Implementation Date causing the name of each US Scheme Shareholder entitled to receive New Constellation Shares to be entered on the stock ledger of Constellation as the holder of the New Constellation Shares issued to that US Scheme Shareholder; and

                  (ii) within 5 Business Days after the Implementation Date procuring the dispatch to each US Scheme Shareholder by ordinary mail to the address of that US Scheme Shareholder recorded in the Register as at the Record Date a stock certificate in the name of that US Scheme Shareholder representing the number of New Constellation Shares issued to that US Scheme Shareholder.

            (c) The obligation of Constellation Australia to cause to be issued New Constellation Shares to Eligible Scheme Shareholders shall be satisfied by Constellation Australia:

                  (i) on the Implementation Date causing the name of the Depositary to be entered on the stock ledger of Constellation as the holder of the New Constellation Shares issued to the Depositary to hold on trust for Eligible Scheme Shareholders entitled to New Constellation Shares; and

                  (ii) on the Implementation Date procuring the dispatch to the Depositary by express delivery a stock certificate in the name of the Depositary representing the New Constellation Shares issued to the Depositary;

                  (iii) within 5 Business Days after the Implementation Date causing the name of each Eligible Scheme Shareholder to be entered on the records maintained by the Depositary as the holder of the Constellation CDIs issued to that Eligible Scheme Shareholder; and

                  (iv) within 5 Business Days after the Implementation Date procuring the dispatch to each Eligible Scheme Shareholder by ordinary mail to the address of that Eligible Scheme Shareholder recorded in the Register as at the Record Date an uncertificated holding statement in the name of that Eligible Scheme Shareholder representing the number of Constellation CDIs issued to that Eligible Scheme Shareholder.

            (d) The Scheme Shareholders who elect to receive Scrip Consideration agree to be bound by the Restated Certificate of Incorporation and By-Laws of Constellation.

            (e) Each Scheme Shareholder shall be deemed to have irrevocably appointed Constellation Australia and each of its directors and officers (jointly and severally) as its attorneys for the purpose of executing any form of application required for the New Constellation Shares or the Constellation CDIs.

6.2         Trading

            Constellation will use its best endeavours to procure that:

            (a) the New Constellation Shares to be listed on the New York Stock Exchange will be listed for quotation with effect from the Implementation Date; and

            (b) the Constellation CDIs to be listed on ASX will be listed for quotation with effect from the Business Day following the Record Date, initially on a deferred settlement basis and thereafter on an ordinary settlement basis.
--------------------------------------------------------------------------------
7.          Dealings in Shares

7.1         Dealings on or prior to Record Date

            (a) For the purpose of establishing who are Scheme Shareholders, dealings in Shares will be recognised provided that:

                  (i) in the case of dealings of the type to be effected using CHESS, the transferee is registered in the Register as a holder of the relevant Shares by 10.00 pm on the Record Date; and

                  (ii) in all other cases, registrable transfers or transmission applications in respect of those dealings are received at or before 10.00 pm on the Record Date at the place where the Register is kept.

            (b) BRL Hardy must register transfers or transmission applications of the type referred to in clause 7.1(a)(ii) by 10.00 pm on the Record Date. BRL Hardy will not accept for registration or recognise for any purpose any transmission application or transfer in respect of Shares received after 10.00 pm on the Record Date (other than the transfer referred to in clause 4.1).

7.2         Dealings after Record Date

            (a) For the purpose of determining entitlements to the Scheme Consideration, BRL Hardy will, until the Scheme Consideration has been paid and issued in accordance with this Scheme, maintain the Register in accordance with the provisions of this clause 7 and the Register in this form will solely determine entitlements to the Scheme Consideration. As from
                  10.00 pm on the Record Date, each entry current on the Register relating to Scheme Shares will cease to be of any effect other than as evidence of entitlement to the Scheme Consideration in respect of the Scheme Shares relating to that entry.

            (b) All certificates and statements of holding for Scheme Shares shall from 10.00 pm on the Record Date cease to have any effect as documents of title in respect of such Scheme Shares other than for the purpose of registering dealings in the Shares in accordance with clause 7.1.

7.3         Provision of Information

            BRL Hardy must give to Constellation, no less than one Business Day prior to the Implementation Date, details of the names, registered addresses and holdings of Scheme Shares of every Scheme Shareholder as shown in the Share Register at 10.00 pm on the Record Date, such details to be provided in such form as Constellation may reasonably require.

--------------------------------------------------------------------------------
8.          General Scheme Provisions

            (a) If the Court proposes to approve the Scheme subject to any alterations or conditions, BRL Hardy may by its counsel consent on behalf of all persons concerned to those alterations or conditions to which Constellation has previously consented in writing.

            (b) BRL Hardy must use its best endeavours to enforce the Implementation Deed.

            (c) Where a notice, transfer, transmission application, direction or other communication referred to in the Scheme is sent by post to BRL Hardy, it shall not be deemed to be received in the ordinary course of post on a date other than the date (if any) on which it is actually received at BRL Hardy's registered office.

            (d) Each Scheme Shareholder is deemed to have warranted to Constellation and to Constellation Australia that all such Scheme Shareholders' Scheme Shares transferred to Constellation Australia under the Scheme will as at the date of the transfer be fully paid and free from all mortgages, charges, liens, encumbrances pledges, security interests and other interests of third parties of any kind, whether legal or otherwise, that will bind Constellation Australia and that such Scheme Shareholder has full power and capacity to sell and to transfer such Scheme Shareholder's Scheme Shares to Constellation Australia under the Scheme.

            (e) The Scheme Shares transferred to Constellation Australia under the Scheme will be transferred to Constellation Australia free from all mortgages, charges, liens, encumbrances pledges, security interests and other interests of third parties of any kind, whether legal or otherwise, that will bind Constellation Australia but together with an entitlement to all dividends and other distributions declared or paid on the Scheme Shares after the Effective Date.

            (f) Pending registration of the transfer by BRL Hardy of Constellation Australia in the Register as the holder of the Scheme Shares:

                  (i) Constellation Australia will be beneficially entitled to the Scheme Shares to be transferred to it under clause 4.1; and

                  (ii) each Scheme Shareholder is deemed to have appointed Constellation Australia as its sole proxy, and, where appropriate, its corporate representative, to attend shareholders' meetings, exercise the votes attached to the Scheme Shares registered in such Scheme Shareholder's name and sign any shareholders' resolution and no Scheme Shareholder may itself attend or vote at any such meetings or sign any resolutions, whether in person or by proxy or corporate representative.

            (g) The Scheme Shareholders consent to BRL Hardy doing all things necessary or incidental to the implementation of the Scheme and the Scheme binds BRL Hardy and all of the Scheme Shareholders (including those who do not attend the Scheme Meeting or vote at the Scheme Meeting).

            (h) BRL Hardy will execute all documents and do all acts and things necessary for the implementation and performance of its obligations under the Scheme.

            (i) Each Scheme Shareholder, without the need for any further act, irrevocably appoints BRL Hardy and all of its directors and officers (jointly and severally) as its attorney and agent for the purpose of executing any document necessary to give effect to the Scheme (including, but without limitation, a proper instrument of transfer of its Scheme Shares for the purposes of section 1091 of the Corporations Act (which may be a master transfer of all the Scheme Shares, executed for and on behalf of each Scheme Shareholder in relation to its Scheme Shares)).

            (j)   Constellation Australia will pay:

                  (i) all stamp duties in relation to this Scheme, the implementation of the Scheme, the transfer of the Scheme Shares and the issuance of New Constellation Shares and Constellation CDIs except to the extent of any stamp duties which are or become payable as a result of BRL Hardy's failure to comply with its obligations under clause 8.1(q) of the Implementation Deed which stamp duties must be paid by BRL Hardy; and

                  (ii) all filing, application or similar fees due in relation to this Scheme.

            (k) The governing law of the Scheme is the law of the State of South Australia provided that the law governing the New Constellation Shares and their issuance will be the law of the State of Delaware.



Dated             2003

Annexure 2

                                                                     CLAYTON UTZ
--------------------------------------------------------------------------------








BRL Hardy Limited (ACN 008 273 907)
BRL Hardy

The holders of certain options to subscribe for shares in the capital of BRL
Hardy
Employee Option Holders







Scheme of Arrangement




                                  CLAYTON UTZ
                                     Lawyers
          Levels 22-35 No. 1 O'Connell Street Sydney NSW 2000 Australia
                   PO Box H3 Australia Square Sydney NSW 1215
                               www.claytonutz.com
                    Tel + 61 2 9353 4000 Fax + 61 2 8220 6700

            Sydney o Melbourne o Brisbane o Perth o Canberra o Darwin

         Liability limited by the Solicitors Scheme, approved under the
                     Professional Standards Act 1994 (NSW)

Scheme of Arrangement


1.          Definitions and interpretations...................................1

            1.1         Definitions...........................................1
            1.2         Interpretation........................................2

2.          Conditions Precedent..............................................3

            2.1         Conditions Precedent..................................3
            2.2         Certificate...........................................3
            2.3         Termination of Implementation Deed....................4

3.          Lodgement.........................................................4


4.          Implementation....................................................4

            4.1         Cancellation of Scheme Options........................4
            4.2         Payment of Scheme Consideration.......................4

5.          Consideration.....................................................4

            5.1         Calculation of Scheme Consideration...................4
            5.2         Currency of Payment...................................4

6.          General Scheme Provisions.........................................4

Parties BRL Hardy Limited, ACN 008 273 907 of Reynell Road, Reynella, 5161, Australia ("BRL Hardy")

                        The holders of options to subscribe for ordinary shares in the capital of BRL Hardy under the Employee Option Plan ("Employee Option Holders").

Recitals

A.          BRL Hardy is a public company incorporated in the State of South
            Australia.

B. BRL Hardy and Constellation Brands, Inc. ("Constellation") have entered into the Implementation Deed pursuant to which BRL Hardy has agreed to propose this Scheme to the Employee Option Holders and each of BRL Hardy and Constellation have agreed to execute all documents and do all things necessary or desirable to be executed or done by BRL Hardy or Constellation, and Constellation has agreed to procure that Constellation Australia Pty Limited, ACN 103 362 232 ("Constellation Australia") execute all documents and do all things necessary or desirable to be executed or done by Constellation Australia, to give effect to this Scheme.

C. If this Scheme becomes Effective then all of the Employee Options will be cancelled and BRL Hardy will pay the Option Scheme Consideration to the Scheme Option Holders.
--------------------------------------------------------------------------------
1.          Definitions and interpretations

1.1         Definitions

            In this Scheme, unless the context otherwise requires:

            "ASIC" means the Australian Securities and Investments Commission.

            "ASX" means Australian Stock Exchange Limited.

            "Business Day" has the meaning given in the Listing Rules.

            "Conditions Precedent" means the conditions precedent set out in clause 2.1.

            "Corporations Act" means the Corporations Act 2001 (Commonwealth).

            "Court" means the Supreme Court of South Australia.

            "Court Hearing Time" means the commencement of the hearing by the Court of the application for approval of the Scheme pursuant to section 411(4)(b) of the Corporations Act or, if the application is adjourned for any reason, means the commencement of the hearing of the adjourned application.

            "Effective Date" means the date on which an office copy of the Scheme Order is lodged with ASIC pursuant to section 411(10) of the Corporations Act or, if an earlier date is specified in the Scheme Order for the coming into effect of the Scheme, that earlier date.

            "Employee Options" means options to subscribe for ordinary shares in the capital of BRL Hardy granted pursuant to the Employee Option Plan.

            "Employee Option Plan" means the BRL Hardy Employee Option Plan.

            "Exercise Price" means, in relation to any Employee Option, the price payable on exercise of that Employee Option under the terms of grant of that Employee Option.

            "Explanatory Statement" means the explanatory statement of BRL Hardy in relation to the Scheme issued pursuant to section 412 of the Corporations Act which has been registered with ASIC.

            "Implementation Deed" means the Implementation Deed dated 17 January 2003 between Constellation and BRL Hardy.

            "Implementation Date" means the date which is 3 Business Days after the Record Date.

            "Listing Rules" means the official listing rules of ASX.

            "Record Date" means the date which is 5 Business Days after the Effective Date.

            "Register" means the BRL Hardy register of Employee Option Holders.

            "Resolution" means a resolution of the Shareholders under section 260B(1) of the Corporations Act approving the payments to be made by BRL Hardy under the Option Scheme.

            "Scheme" means this scheme of arrangement subject to any alterations or conditions made or required by the Court pursuant to section 411(6) of the Corporations Act.

            "Scheme Consideration" means the consideration to be paid to Scheme Option Holders for the cancellation of each Scheme Option, calculated in accordance with clause 5.

            "Scheme Meeting" means the meeting of Employee Option Holders to be convened by the Court pursuant to section 411(1) of the Corporations Act in respect of the Scheme.

            "Scheme Options" means the Employee Options on issue as at the Effective Date.

            "Scheme Option Holder" means each person who is registered in the Register as the holder of Scheme Options as at 10.00 pm on the Record Date.

            "Scheme Order" means the orders of the Court approving the Scheme pursuant to section 411(4) of the Corporations Act.

            "Shareholder Meeting" means the meeting of Shareholders to be convened immediately after the Scheme Meeting to consider the Resolution.

            "Shareholders" means the holders of ordinary shares in the capital of BRL Hardy.

            "Share Scheme" means the scheme of arrangement under part 5.1 of the Corporations Act between BRL Hardy and the Shareholders as at the Record Date (other than persons holding such shares on behalf of or for the benefit of Constellation or its Subsidiaries).

1.2         Interpretation

            In this Scheme:

            (a)   headings are for convenience only and do not affect
                 interpretation;

            and unless the context indicates a contrary intention:

            (b) a reference to any document (including this Scheme) is to that document as amended, varied, novated, ratified or replaced from time to time;

            (c) a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it or any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued or promulgated under it;

            (d) words importing the singular include the plural (and vice versa), and words indicating a gender include every other gender;

            (e) references to parties, clauses, schedules, exhibits or annexures are references to parties, clauses, schedules, exhibits and annexures to or of this Scheme, and a reference to this Scheme includes any schedule, exhibit or annexure to this Scheme;

            (f) where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

            (g)   the word "includes" in any form is not a word of limitation;

            (h)   a reference to "$" or "dollar" is to Australian currency; and

            (i)   references to a particular time are to South Australian time.
--------------------------------------------------------------------------------
2.          Conditions Precedent

2.1         Conditions Precedent

            The Scheme is conditional on each of the following conditions precedent:

            (a) as at the Court Hearing Time all of the conditions precedent set out in clause 4.1 of the Implementation Deed have been satisfied or waived in accordance with the terms of the Implementation Deed;

            (b) as at the Court Hearing Time, the Implementation Deed has not been terminated;

            (c) the Scheme has been approved in accordance with section 411(4) of the Corporations Act at the Scheme Meeting;

            (d)   the Resolution has been passed at the Shareholder Meeting;

            (e) the Court has approved the Share Scheme pursuant to section 411(1) of the Corporations Act with or without modification; and

            (f) the Court has approved the Scheme pursuant to section 411(4) of the Corporations Act with or without modification,

            and the provisions of clauses 3, 4 and 5 will be of no effect unless and until the Conditions Precedent are satisfied.

2.2         Certificate

            At the hearing by the Court of the application for the Scheme Order, Constellation and BRL Hardy will each provide to the Court a certificate confirming whether or not all of the conditions precedent in the Implementation Deed have been satisfied or waived in accordance with the Implementation Deed.

2.3         Termination of Implementation Deed

            In the event that the Implementation Deed is terminated, each of BRL Hardy, Constellation and Constellation Australia are released from:

            (a)   any further obligation to take steps to implement the Scheme;
                  and

            (b)   any liability with respect to the Scheme.
--------------------------------------------------------------------------------
3.          Lodgement

            (a) BRL Hardy must lodge with ASIC on the date on which the Resolution is passed the Resolution together with a notice in the form required by section 260B(6) of the Corporations Act.

            (b) BRL Hardy must lodge with ASIC the Scheme Order by 5.00 p.m on the Business Day following the date on which the Court approves the Scheme.
--------------------------------------------------------------------------------
4.          Implementation

4.1         Cancellation of Scheme Options

            On the Implementation Date, all of the Scheme Options and all rights and entitlements attaching to the Scheme Options will be cancelled without the need for any further act by any Scheme Option Holder.

4.2         Payment of Scheme Consideration

            In consideration for the cancellation of the Scheme Options BRL Hardy will pay to each Scheme Option Holder the Scheme Consideration within 5 Business Days after the later of the Implementation Date and the date which is 14 days after the Resolution is lodged with ASIC.
--------------------------------------------------------------------------------
5.          Consideration

5.1         Calculation of Scheme Consideration

            The Scheme Consideration in respect of each Scheme Option is:

            (a) the cash amount of $10.50 less the Exercise Price for that Scheme Option; and

            (b) in the case of any Scheme Option which was on issue as at 19 September 2001, an additional cash amount of $0.12.

5.2         Currency of Payment

            All Scheme Consideration payable to Scheme Option Holders must be paid by cheque drawn in Australian dollars.
--------------------------------------------------------------------------------
6.          General Scheme Provisions

            (a) If the Court proposes to approve the Scheme subject to any alterations or conditions, BRL Hardy may by its counsel consent on behalf of all persons concerned to those alterations or conditions to which Constellation has previously consented in writing.

            (b) BRL Hardy must use its best endeavours to enforce the Implementation Deed.

            (c) Where a notice, transfer, transmission application, direction or other communication referred to in the Scheme is sent by post to BRL Hardy, it shall not be deemed to be received in the ordinary course of post on a date other than the date (if any) on which it is actually received at BRL Hardy's registered office.

            (d) The Scheme Option Holders consent to BRL Hardy doing all things necessary or incidental to the implementation of the Scheme and the Scheme binds BRL Hardy and all of the Scheme Option Holders (including those who do not attend the Scheme Meeting or vote at the Scheme Meeting).

            (e) BRL Hardy will execute all documents and do all acts and things necessary for the implementation and performance of its obligations under the Scheme.

            (f) Each Scheme Option Holder, without the need for any further act, irrevocably appoints BRL Hardy and all of its directors and officers (jointly and severally) as its attorney and agent for the purpose of executing any document necessary to give effect to the Scheme.

            (g) BRL Hardy shall pay all stamp duties and filing, application or similar fees due in relation to this Scheme, the implementation of the Scheme and the cancellation of the Scheme Options.

            (h) The governing law of the Scheme is the law of the State of South Australia.



Dated             2003

Annexure 3

                                                                     CLAYTON UTZ

--------------------------------------------------------------------------------









Constellation Brands, Inc.
Constellation

The Scheme Shareholders
As defined in the Implementation Deed referred to in this Deed Poll



Deed Poll



                                  CLAYTON UTZ
                                     Lawyers
          Levels 22-35 No. 1 O'Connell Street Sydney NSW 2000 Australia
                   PO Box H3 Australia Square Sydney NSW 1215
                               www.claytonutz.com
                    Tel + 61 2 9353 4000 Fax + 61 2 8220 6700
               Our ref - 126/618/21723613 Contact - Jonathan Swain


            Sydney o Melbourne o Brisbane o Perth o Canberra o Darwin

         Liability limited by the Solicitors Scheme, approved under the
                     Professional Standards Act 1994 (NSW)

Table of Contents


1.          Definitions and interpretation...................................1

            1.1         Definitions..........................................1
            1.2         Interpretation.......................................1

2.          Nature of Deed Poll..............................................2


3.          Conditions precedent.............................................2

            3.1         Conditions precedent.................................2
            3.2         Termination..........................................2
            3.3         Consequences of termination..........................2

4.          Payment of Share Scheme Consideration............................2

            4.1         Payment obligations..................................2
            4.2         Satisfaction of Cash Consideration...................3
            4.3         Satisfaction of Scrip Consideration..................3
            4.4         Joint holders........................................3

5.          Warranties.......................................................4


6.          Continuing obligations...........................................4


7.          Stamp duty.......................................................4


8.          Notices..........................................................4

            8.1         Notice details.......................................4
            8.2         Delivery.............................................5

9.          General..........................................................5

            9.1         Cumulative rights....................................5
            9.2         Waiver and variation.................................5

10.         Assignment.......................................................5


11.         Governing law and jurisdiction...................................5



                                                                              i.

Deed Poll made on   6  February   2003

By Constellation Brands, Inc. of 300 WillowBrook Office Park, Fairport, NY 14450, United States ("Constellation")

In favour of:          The Scheme Shareholders as defined in the Implementation
                       Deed

Recitals

A. BRL Hardy Limited, ACN 008 273 907 ("BRL Hardy") and Constellation have entered into an Implementation Deed dated 17 January 2003 (the "Implementation Deed").

B. In the Implementation Deed, Constellation agreed to execute all documents and do all things necessary or desirable to be executed or done by Constellation to give effect to the Share Scheme and the Scheme Orders and to procure that Constellation Australia Pty Limited, ACN 103 362 232 ("Constellation Australia") execute all documents and do all things necessary or desirable to be executed or done by Constellation Australia to give effect to the Share Scheme and the Scheme Orders and in particular agreed, subject to the satisfaction of certain conditions, to procure that Constellation Australia pay the Share Scheme Consideration to the Scheme Shareholders.

C. Constellation is entering into this Deed Poll for the purpose of covenanting in favour of the Scheme Shareholders to perform its obligations under the Implementation Deed.

This deed poll provides
--------------------------------------------------------------------------------
1.          Definitions and interpretation

1.1         Definitions

            Terms defined in the Implementation Deed or the Share Scheme have the same meaning when used in this Deed Poll.

1.2         Interpretation

            In this Deed Poll:

            (a) headings are for convenience only and do not affect interpretation;

            and unless the context indicates a contrary intention:

            (b) a reference to any document (including this Deed Poll) is to that document as amended, varied, novated, ratified or replaced from time to time;

            (c) a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it or any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued or promulgated under it;

            (d) words importing the singular include the plural (and vice versa), and words indicating a gender include every other gender;

            (e) references to parties, clauses, schedules, exhibits or annexures are references to parties, clauses, schedules, exhibits and annexures to or of this Deed Poll, and a reference to this Deed Poll includes any schedule, exhibit or annexure to this Deed Poll;
                                                                               1

            (f) where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

            (g)   the word "includes" in any form is not a word of limitation;

            (h) a reference to "$" or "dollar" is to Australian currency, unless it is preceded by "US", in which case such reference is to United States currency.
--------------------------------------------------------------------------------
2.          Nature of Deed Poll

            Constellation acknowledges that this Deed Poll may be relied on and enforced by any Scheme Shareholder in accordance with its terms even though the Scheme Shareholders are not party to it.
--------------------------------------------------------------------------------
3.          Conditions precedent

3.1         Conditions precedent

            Constellation's obligations under clause 4 are subject to the Share Scheme coming into effect pursuant to section 411(10) of the Corporations Act.

3.2         Termination

            The obligations of Constellation under this Deed Poll to Scheme Shareholders will automatically terminate and the terms of this Deed Poll will be of no further force or effect if the Implementation Deed is terminated in accordance with its terms prior to the occurrence of the Effective Date for the Share Scheme.

3.3         Consequences of termination

            If this Deed Poll is terminated under this clause 3 then in addition and without prejudice to any other rights, powers or remedies available to them, Constellation is released from its obligations to further perform this Deed except the obligations contained in clause 7 and any other obligations which by their nature survive termination.
--------------------------------------------------------------------------------
4.          Payment of Share Scheme Consideration

4.1         Payment obligations

            Subject to clause 3, Constellation must procure that in consideration of the transfer of the Scheme Shares to Constellation Australia, Constellation Australia will, within 5 Business Days after the Implementation Date:

            (a) pay to each Scheme Shareholder such amount of cash as is due to that Scheme Shareholder under the terms of the Share Scheme as Cash Consideration;

            (b) cause to be issued to each US Scheme Shareholder such number of New Constellation Shares as are due to that Scheme Shareholder under the terms of the Share Scheme as Scrip Consideration; and

            (c) cause to be issued in accordance with the terms of the Share Scheme such number of New Constellation Shares as are due to the Eligible Scheme Shareholders under the terms of the Share Scheme as Scrip Consideration.

4.2         Satisfaction of Cash Consideration

            Constellation must procure that:

            (a) the obligations of Constellation Australia to pay the Cash Consideration to each Scheme Shareholder entitled to Cash Consideration are satisfied within 5 Business Days after the Implementation Date by Constellation Australia dispatching or procuring the dispatch to that Scheme Shareholder by ordinary mail to the address of the Scheme Shareholder recorded in the Register at the Record Date a cheque for the Cash Consideration due to that Scheme Shareholder under the terms of the Share Scheme; and

            (b) all cheques payable to Scheme Shareholders are drawn in Australian dollars.

4.3         Satisfaction of Scrip Consideration

            Constellation must procure that the obligations of Constellation Australia to pay the Scrip Consideration to each Scheme Shareholder entitled to Scrip Consideration are satisfied by Constellation
            Australia:

            (a)   on the Implementation Date:

                  (i) causing the name of each US Scheme Shareholder so entitled to be entered on the stock ledger of Constellation as the holder of the New Constellation Shares issued to that US Scheme Shareholder;

                  (ii) causing the name of the Depositary to be entered on the stock ledger of Constellation as the holder of the New Constellation Shares issued to the Depositary to hold on trust for Eligible Scheme Shareholders entitled to New Constellation Shares; and

                  (iii) procuring the dispatch to the Depositary by express
                        delivery a stock certificate in the name of the Depositary representing the New Constellation Shares issued to the Depositary; and

            (b)   within 5 Business Days after the Implementation Date:

                  (i) procuring the dispatch to each US Scheme Shareholder so entitled by ordinary mail to the address of that US Scheme Shareholder recorded in the Register as at the Record Date a stock certificate in the name of that US Scheme Shareholder representing the number of new Constellation Shares issued and allotted to that US Scheme Shareholder;

                  (ii) causing the name of each Eligible Scheme Shareholder to be entered on the records maintained by the Depositary as the holder of the Constellation CDIs issued to that Eligible Scheme Shareholder; and

                  (iii) procuring the dispatch to each Eligible Scheme
                        Shareholder so entitled by ordinary mail to the address of that Eligible Scheme Shareholder recorded in the Register as at the Record Date an uncertificated holding statement in the name of that Eligible Scheme Shareholder representing the number of Constellation CDIs to be issued to that Eligible Scheme Shareholder.

4.4         Joint holders

            In the case of Scheme Shares held in joint names:

            (a) any cheque required to be paid to Scheme Shareholders shall be payable to the joint holders and be forwarded to the holder whose name appears first in the Register on the Record Date; and

            (b) any stock certificates and uncertificated holding statements for Constellation Shares or Constellation CDIs to be issued to Scheme Shareholders shall be issued in the names of the joint holders and forwarded to the holder whose name appears first in the Register as at the Record Date.
--------------------------------------------------------------------------------
5.          Warranties

            Constellation represents and warrants that:

            (a) Constellation is a corporation validly existing under the laws of the State of Delaware;

            (b) Constellation Australia is a corporation validly existing under the laws of Australia and is an indirect wholly owned Subsidiary of Constellation;

            (c) Constellation has the corporate power to enter into and perform its obligations under this Deed Poll and to carry out the transactions contemplated by this Deed Poll to be carried out by Constellation;

            (d) Constellation Australia has the corporate power to carry out the transactions contemplated by this Deed Poll to be carried out by Constellation Australia;

            (e) Constellation has taken or will take all necessary corporate action to authorise its entry into this Deed Poll and has taken or will take all necessary corporate action to authorise the performance of this Deed Poll by Constellation and to carry out the transactions contemplated by this Deed Poll to be carried out by Constellation; and

            (f) Constellation Australia has taken or will take all necessary corporate action to carry out the transactions contemplated by this Deed Poll to be carried out by Constellation Australia; and

            (g) this Deed Poll has been duly and validly executed and delivered by Constellation and is a valid and binding obligation of Constellation.
--------------------------------------------------------------------------------
6.          Continuing obligations

            This Deed Poll is irrevocable and subject to clause 3 remains in full force and effect until the earlier of Constellation having completely performed its obligations under this Deed Poll or the termination of this Deed Poll under clause 3.
--------------------------------------------------------------------------------
7.          Stamp duty

            Constellation must pay all stamp duty imposed on this Deed Poll.
--------------------------------------------------------------------------------
8.          Notices

8.1         Notice details

            A notice, consent, request or any other communication to Constellation under this Deed Poll must be in writing and must be left at the address of Constellation, as the case may be, or sent by prepaid post (airmail if posted to or from a place outside Australia) to the address of Constellation as the case may be, or sent by facsimile to the facsimile number of Constellation,
                                                                               4
            as the case may be, specified below or any other address or facsimile number the addressee requests in writing.

            Constellation Brands, Inc.
            Attention: Thomas J. Mullin, General Counsel
            Address: 300 WillowBrook Office Park, Fairport, NY 14450, United States
            Facsimile: +1 585 212 6225

8.2         Delivery

            A notice, consent, request or any other communication is taken to be received:

            (a) if by delivery, when it is delivered unless it is delivered on a day other than a Business Day in which case it is taken to be received by 9.00 am on the next Business Day;

            (b) if a letter, three days after posting (seven, if posted to or from a place outside Australia); and

            (c) if a facsimile, at the time of dispatch if the sender receives a transmission report which confirms that the facsimile was sent in its entirety to the facsimile number of the recipient.
--------------------------------------------------------------------------------
9.          General

9.1         Cumulative rights

            The rights, powers and remedies of Constellation and, the Scheme Shareholders under this Deed Poll are cumulative with the rights, powers or remedies provided by law independently of this Deed Poll.

9.2         Waiver and variation

            (a) A provision or a right under this Deed Poll may not be waived except in writing signed by the Person granting the waiver.

            (b) A provision of this Deed Poll may not be amended or varied unless the amendment or variation is agreed to by BRL Hardy in which event Constellation will enter into a further Deed Poll in favour of the Scheme Shareholders giving effect to such amendment or variation.
--------------------------------------------------------------------------------
10.         Assignment

            The rights and obligations of a Person under this Deed Poll are personal. They may not be assigned, charged or otherwise dealt with, and no Person shall attempt or purport to do so.
--------------------------------------------------------------------------------
11.         Governing law and jurisdiction

            (a) This Deed Poll is governed by the laws of the state of South Australia provided that the law governing the New Constellation Shares and their issuance will be the law of the State of Delaware.

            (b) Constellation irrevocably submits to the non-exclusive jurisdiction of the courts of South Australia.

Executed as a deed poll.







Executed by Constellation Brands, Inc. in the presence of:





/s/H. Elaine Farry                     /s/Richard Sands
---------------------------------     --------------------------------------
Signature of Witness                  Signature of Officer


H. Elaine Farry                       Richard Sands
---------------------------------     --------------------------------------
Name of Witness in full               Name of Officer in full



                                      Chief Executive Officer
                                      --------------------------------------
                                      Title of Officer

Annexure 4


The Registrant has omitted from this filing the Annexure 4--Election Form. The Registrant will furnish supplementally to the Commission, upon request, a copy of such Annexure.